Ply Gem Reports Second Quarter 2014 Results

Cary, NC (BUSINESS WIRE) August 8, 2014 - Ply Gem Holdings, Inc. (“Ply Gem” or the “Company”) (NYSE: PGEM), a leading manufacturer of exterior building products in North America, today announced financial results for the quarter ended June 28, 2014.

Second Quarter 2014 Highlights

•	Total net sales for the second quarter increased 11.2% to $409.2 million.

•	Net sales in our Windows and Doors segment increased $12.3 million or 7.3% while the Siding, Fencing and Stone segment increased $28.8 million or 14.4%.

•	Operating earnings increased to $31.2 million compared to $24.2 million for the second quarter of 2013 after adjusting for $23.5 million of initial public offering costs.

•	Adjusted EBITDA was $44.3 million compared to $41.1 million for the second quarter of 2013, a 7.9% increase.

•	Basic and fully diluted earnings per share of $0.17 compared to a loss of ($0.90) for the second quarter of 2013.

Commenting on the Company’s results, Gary E. Robinette, Ply Gem’s President and CEO stated, “During the second quarter, we were able to recover from the unusually severe winter weather conditions during the first quarter and experienced net sales growth of 11% and a gross profit increase of 18% from the prior year. This operating performance improvement was primarily attributed to our US Windows businesses partially offset by near-term integration and restructuring costs associated with combining our Western Canadian businesses. Despite the choppiness in U.S. single-family housing starts, we continue to demonstrate improvement in our operating performance and remain focused on our strategic priorities to drive further gross profit improvements and increases in adjusted EBITDA. We continue to remain positive about the long-term recovery for the housing industry and our ability to take advantage of the market as it improves.”
Second Quarter 2014 Financial Results
Net sales increased $41.1 million or 11.2% to $409.2 million compared to $368.1 million for the second quarter of 2013. Our acquisitions of Gienow and Mitten, which were completed during the second quarter of 2013, favorably impacted net sales by approximately $24.0 million during the quarter ended June 28, 2014 relative to the quarter ended June 29, 2013.
Gross profit margin was 21.4% which represented an increase of 120 basis points from the second quarter of 2013. The increase in gross profit margin was driven by improved pricing and an increase in average selling prices as well as the minimization of certain operating inefficiencies for our Windows and Doors segment.
Operating earnings were $31.2 million, an increase of $30.6 million from the second quarter of 2013 reflecting the absence of the $23.5 million in initial public offering costs incurred during 2013 along with improved operating performance across our manufacturing facilities partially offset by increased integration and customer transition expenses for our Western Canadian businesses related to the consolidation of two separate manufacturing facilities into a single facility.
Adjusted EBITDA was $44.3 million compared to $41.1 million in the second quarter of 2013. A reconciliation of non-GAAP (adjusted) financial measures to comparable GAAP financial measures is provided as an appendix to this release.

Siding, Fencing and Stone
Siding, Fencing and Stone's net sales totaled $227.9 million, up $28.8 million, or 14.4%, compared to $199.2 million in the second quarter of 2013. Net sales were favorably impacted by the Mitten acquisition, which was completed on May 31, 2013, and accounted for $20.6 million of increased net sales during the quarter. The remaining increase was driven from increased sales or our metal accessory products that resulted from new business wins, as well as, higher selling prices for our products which were raised in response to increases in raw material costs.

Gross profit for the quarter ended June 28, 2014 increased $6.9 million or 12.4%, compared to the quarter ended June 29, 2013. Gross profit margin for the quarter ended June 28, 2014 was 27.3% a decrease of 50 basis points from the 27.8% for the second quarter of 2013. The margin decrease was caused by higher material costs for the quarter ended June 28, 2014.

Windows and Doors
Windows and Doors' net sales totaled $181.3 million, up $12.3 million, or 7.3%, compared to $168.9 million in the second quarter of 2013. The net sales increase was primarily caused by higher selling prices for our window products derived from price increases that we have implemented and favorable product mix that resulted from a higher proportion of our window sales being derived from our vinyl windows which typically carry a higher selling price than our aluminum windows.

Gross profit margin was 13.9% for the quarter ended June 28, 2014, increasing from 11.2% for the quarter ended June 29, 2013, reflecting increased selling prices and operational improvements for the U.S. market offset by manufacturing inefficiencies in Western Canada associated with consolidating our operations into a single manufacturing site.

Outlook
“As demonstrated in the second quarter, as our volumes increase during the recovery, we expect to generate meaningful operating leverage within all of our businesses. Despite the pace of recovery in the U.S. single-family housing starts being much slower than prior market forecasts, we continue to believe the long-term outlook for the U.S. housing market is positive. I continue to be pleased with the improvement that we are seeing in the operating performance of our U.S. window and door business. Although we have experienced some near-term challenges with integration and restructuring costs associated with the consolidation of our Western Canadian operations into a single manufacturing site, I remain confident in our ability to achieve the cost savings and synergies from our 2013 Canadian acquisitions,” stated Mr. Robinette. “Ply Gem has an attractive position in the market place and we will continue to strengthen our position as underlying macro trends improve."

Webcast
Ply Gem management will host a webcast today, Friday, August 8, 2014 at 10:00 a.m. Eastern to discuss second quarter results. To access the webcast, visit www.plygem.com and click on Investor Relations. The webcast link will be available under “Upcoming Events” as well as "Events & Presentations". If internet access is not available, please dial 877-201-0168, participant passcode 72864179. International participants, please dial 647-788-4901, participant passcode 72864179. A replay of the call will be available on our website through September 8th.

About Ply Gem
Ply Gem (NYSE: PGEM), headquartered in Cary, N.C., is a leading manufacturer of exterior building products in North America. Ply Gem produces a comprehensive product line of windows and patio doors, vinyl and aluminum siding and accessories, designer accents, cellular PVC trim and mouldings, vinyl fencing and railing, stone veneer and gutterware, used in both new construction and home repair and remodeling in the United States and Canada. Ply Gem siding brands include Mastic Home Exteriors®, Variform®, NAPCO®, Mitten®, Cellwood®, Georgia-Pacific Vinyl Siding and Accessories, Durabuilt®, Ply Gem® Stone, Ply Gem® Trim and Mouldings, Ply Gem® Fence and Railing, Ply Gem® Shutters and Accents, Leaf Relief®, Leaf Logic™, and Monticello® Columns. Ply Gem windows and patio door brands include Ply Gem® Windows, Mastic® Replacement Windows, Ply Gem® Canada, and Great Lakes® Window. The Company’s brands are sold through short-line and two-step distributors, pro dealers, home improvement dealers and big box retailers. Additionally, Ply Gem distributes a wide-variety of exterior building products including stone veneer, fencing, railing, windows, doors and architectural accents via export globally and offers installation services in western Canada under the Gienow® Renovations by Ply Gem brand. Ply Gem employs approximately 7,000 associates across North America. Visit www.plygem.com for more information.

Note: As used herein, the term “Ply Gem” refers to Ply Gem Holdings, Inc. and all its subsidiaries, including Ply Gem Industries, Inc., unless the context indicates otherwise. This term is used for convenience only and is not intended as a precise description of any of the separate corporations.

Forward-Looking Statements
This press release and oral statements made from time to time by our representatives may contain certain statements that are not historical facts, including information concerning possible or assumed future results of our operations. Those statements constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve known and unknown risks, uncertainties and other factors that could cause the actual results of the Company to differ materially from the results expressed in or implied by our forward-looking statements, including: the availability and cost of raw materials and purchased components, the level of construction and remodeling activity, changes in general economic and business conditions, conditions affecting the industries we serve and our customers, the rate of sales growth, availability of labor force and efficiencies, product liability claims, our high degree of leverage and other factors discussed in the Company’s news releases, public statements and/or filings with the Securities and Exchange Commission, including the Company’s most recent Annual and Quarterly Reports on Form 10-K and Form 10-Q. Many of these factors are outside of the Company’s control and all of these factors are difficult or impossible to predict accurately. The Company undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

PLY GEM HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	For the three months ended
(Amounts in thousands, except share and per share data)	June 28, 2014	June 29, 2013

Net sales	$409,211	$368,140
Cost of products sold	321,806	293,880
Gross profit	87,405	74,260
Operating expenses:
Selling, general and administrative expenses	50,956	45,349
Amortization of intangible assets	5,212	4,722
Initial public offering costs	—	23,527
Total operating expenses	56,168	73,598
Operating earnings	31,237	662
Foreign currency gain (loss)	477	(346)
Interest expense	(17,247)	(24,892)
Interest income	22	59
Tax receivable agreement liability adjustment	3,942	(8,143)
Loss on modification or extinguishment of debt	—	(18,948)
Income (loss) before provision (benefit) for income taxes	18,431	(51,608)
Provision (benefit) for income taxes	7,051	(731)
Net income (loss)	$11,380	$(50,877)
Net income (loss) attributable to common shareholders per share:
Basic	$0.17	$(0.90)
Diluted	$0.17	$(0.90)
Weighted average shares outstanding:
Basic	67,831,467	56,345,375
Diluted	67,943,223	56,345,375

	For the six months ended
(Amounts in thousands, except share and per share data)	June 28, 2014	June 29, 2013

Net sales	$678,676	$625,237
Cost of products sold	551,458	509,131
Gross profit	127,218	116,106
Operating expenses:
Selling, general and administrative expenses	105,036	83,565
Amortization of intangible assets	10,534	8,924
Initial public offering costs	—	23,527
Total operating expenses	115,570	116,016
Operating earnings	11,648	90
Foreign currency gain (loss)	249	(379)
Interest expense	(35,765)	(48,560)
Interest income	46	74
Tax receivable agreement liability adjustment	(431)	(8,143)
Loss on modification or extinguishment of debt	(21,364)	(18,948)
Loss before provision (benefit) for income taxes	(45,617)	(75,866)
Provision (benefit) for income taxes	(5,419)	3,118
Net loss	$(40,198)	$(78,984)
Basic and diluted net loss attributable to common shareholders per share	$(0.59)	$(1.50)
Basic and diluted weighted average shares outstanding	67,789,121	52,694,950

The accompanying notes are an integral part of these unaudited condensed consolidated statements of operations.

1.    The accompanying unaudited condensed consolidated statements of operations of Ply Gem Holdings, Inc. (the “Company”) do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included.

The selected balance sheet data for the periods presented in Note 5 has been derived from the December 31, 2013 audited consolidated financial statements of the Company and the unaudited condensed consolidated financial statements of the Company as of June 28, 2014, and does not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.

The Company’s fiscal quarters are based on periods ending on the Saturday of the last week in the quarter. Therefore the financial results of certain fiscal quarters will not be exactly comparable to the prior and subsequent fiscal quarters.

2.    We define adjusted EBITDA as net income (loss) plus interest expense (net of interest income), provision (benefit) for income taxes, depreciation and amortization, non-cash foreign currency gain/(loss), non-cash loss (gain) on modification or extinguishment of debt, restructuring and integration expenses, acquisition costs, customer inventory buybacks, tax receivable liability adjustments, impairment charges, litigation settlements, amortization of non-cash write-off of the portion of excess purchase price from acquisitions allocated to inventories, initial public offering costs, and management fees paid under our advisory agreement with an affiliate of CI Capital Partners. Other companies may define adjusted EBITDA differently and, as a result, our measure of adjusted EBITDA may not be directly comparable to adjusted EBITDA of other companies. Management believes that the presentation of adjusted EBITDA included in this press release provides useful information to investors regarding our results of operations because it assists both investors and management in analyzing and benchmarking the performance and value of our business. The Company has included adjusted EBITDA because it is a key financial measure used by management to (i) internally measure our operating performance and (ii) determine our incentive compensation programs. In addition, the Company's senior secured asset-based revolving credit facility has certain covenants that apply ratios utilizing this measure of adjusted EBITDA. Although we use adjusted EBITDA as a financial measure to assess the performance of our business, the use of adjusted EBITDA is limited because it does not include certain material costs, such as interest and taxes, necessary to operate our business. Adjusted EBITDA included in this press release should be considered in addition to, and not as a substitute for, net earnings in accordance with GAAP as a performance measure. You are cautioned not to place undue reliance on adjusted EBITDA.

	Ply Gem Holdings, Inc.
(Amounts in thousands)	For the three months ended
	June 28, 2014	June 29, 2013
Net income (loss)	$11,380	$(50,877)
Interest expense, net	17,225	24,833
Provision (benefit) for income taxes	7,051	(731)
Depreciation and amortization	11,254	11,171
Non cash (gain) loss on foreign currency transactions	(477)	346
Acquisition costs	—	1,025
Management fee (terminated in May 2013)	—	175
Customer inventory buybacks	359	2,172
Restructuring/integration expense	1,462	1,439
Non cash charge of purchase price allocated to inventories	—	883
Initial public offering costs	—	23,527
Tax receivable agreement liability adjustment	(3,942)	8,143
Loss on modification or extinguishment of debt	—	18,948
Adjusted EBITDA	$44,312	$41,054

	Ply Gem Holdings, Inc.
(Amounts in thousands)	For the six months ended
	June 28, 2014	June 29, 2013
Net loss	$(40,198)	$(78,984)
Interest expense, net	35,719	48,486
Provision (benefit) for income taxes	(5,419)	3,118
Depreciation and amortization	22,538	20,886
Non cash (gain) loss on foreign currency transactions	(249)	379
Acquisition costs	—	1,340
Management fee (terminated in May 2013)	—	410
Customer inventory buybacks	482	2,172
Restructuring/integration expense	3,179	3,821
Non cash charge of purchase price allocated to inventories	—	883
Initial public offering costs	—	23,527
Litigation settlement	5,000	—
Tax receivable agreement liability adjustment	431	8,143
Loss on modification or extinguishment of debt	21,364	18,948
Adjusted EBITDA	$42,847	$53,129

3.	Operating segment results for the three months ended June 28, 2014 and June 29, 2013 are as follows:

	For the three months ended
(Amounts in thousands)	June 28, 2014		June 29, 2013
Net sales
Siding, Fencing and Stone	$227,948	56%	$199,191	54%
Windows and Doors	181,263	44%	168,949	46%
	$409,211	100%	$368,140	100%
Gross profit
Siding, Fencing and Stone	$62,239	27%	$55,387	28%
Windows and Doors	25,166	14%	18,873	11%
	$87,405	21%	$74,260	20%

Operating earnings (loss)
Siding, Fencing and Stone	$37,766	17%	$36,437	18%
Windows and Doors	(1,066)	(1)%	(6,125)	(4)%
Unallocated	(5,463)	(1)%	(29,650)	(8)%
	$31,237	8%	$662	—%

	For the six months ended
(Amounts in thousands)	June 28, 2014		June 29, 2013
Net sales
Siding, Fencing and Stone	$365,003	54%	$336,796	54%
Windows and Doors	313,673	46%	288,441	46%
	$678,676	100%	$625,237	100%
Gross profit
Siding, Fencing and Stone	$92,307	25%	$89,216	26%
Windows and Doors	34,911	11%	26,890	9%
	$127,218	19%	$116,106	19%

Operating earnings (loss)
Siding, Fencing and Stone	$44,729	12%	$54,246	16%
Windows and Doors	(21,567)	(7)%	(18,913)	(7)%
Unallocated	(11,514)	(2)%	(35,243)	(6)%
	$11,648	2%	$90	—%

4.	Long-term debt amounts in the selected balance sheets at June 28, 2014 and December 31, 2013 consisted of the following:

	June 28, 2014	December 31, 2013
(Amounts in thousands)

Senior secured asset based revolving credit facility	$40,000	$—
6.50% Senior notes due 2022, net of
unamortized early tender premium and
discount of $43,383 and $0, respectively	456,617	—
Term Loan Facility due 2021, net of
unamortized early tender premium and
discount of $35,051 and $0, respectively	394,949	—
8.25% Senior secured notes due 2018, net of
unamortized early tender premium and
discount of $0 and $30,426, respectively	—	725,574
9.375% Senior notes due 2017, net of
unamortized discount of $0 and $4,546, respectively	—	91,454
	$891,566	$817,028
Less current portion of long-term debt	(4,300)	—
	887,266	817,028

5. The following is a summary of selected balance sheet amounts at June 28, 2014 and December 31, 2013:

	June 28, 2014	December 31, 2013
(Amounts in thousands)

Cash and cash equivalents	$14,988	$69,801
Accounts receivable, less allowances	238,094	140,062
Inventories	154,908	135,470
Prepaid expenses and other current assets	25,746	23,214
Property and equipment, net	109,138	111,647
Intangible assets, net	99,408	110,012
Goodwill	420,026	420,228
Accounts payable	100,731	82,981
Payable to related parties pursuant to tax receivable agreement- non-current	12,054	11,623
Long-term debt	887,266	817,028
Stockholders' deficit	(91,437)	(51,996)

Ply Gem Holdings, Inc.
Investor Relations Contact:
investors@plygem.com
919-677-3901